UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

March 26, 2008

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1400 Seaport Boulevard

Redwood City, California 94063
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2008, the Compensation Committee of the Board of Directors of PDL BioPharma, Inc. (the “Company”) approved certain severance benefits for the Company’s current executive vice president and each of the Company’s senior vice presidents listed below (each, a “Senior Officer”):

•                  Richard Murray, Executive Vice President and Chief Scientific Officer

•                  Mark McCamish, Senior Vice President and Chief Medical Officer

•                  Andrew Guggenhime, Senior Vice President and Chief Financial Officer

•                  Jaisim Shah, Senior Vice President, Marketing and Business Affairs

In the event a Senior Officer’s employment with the Company is terminated without cause, such Senior Officer would be eligible to receive:

•                  A lump sum severance payment (subject to tax withholding) equal to one year of the Senior Officer’s annual base salary plus 100% of the Senior Officer’s target annual bonus;

•                  12 months of company-paid COBRA benefits (provided the Senior Officer timely elects COBRA coverage);

•                  Six months of outplacement services; and

•                  Acceleration of the vesting of 50% of the total number of shares originally subject to each of the Senior Officer’s stock options (i.e. two years of vesting).

On March 26, 2008, the Compensation Committee also approved retention bonuses payable to each Senior Officer in the amounts and on the dates set forth below, provided that such Senior Officer remains employed in good standing through such date.

	Retention Bonus Payment Date
	September 30, 2008	June 30, 2009	December 31, 2009
Richard Murray
Executive Vice President and Chief	$81,000	$81,000	$108,000
Scientific Officer
Mark McCamish
Senior Vice President and Chief	$69,000	$69,000	$92,000
Medical Officer
Andrew Guggenhime
Senior Vice President and Chief	$66,000	$66,000	$88,000
Financial Officer
Jaisim Shah
Senior Vice President, Marketing and	$60,000	$60,000	$80,000
Business Affairs

The Company expects to enter into letter agreements with each Senior Officer detailing the terms and conditions of the severance benefits and retention bonuses described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 1, 2008

PDL BioPharma, Inc.

By:	/s/ Andrew Guggenhime
Andrew Guggenhime
Senior Vice President and Chief Financial Officer